SECURED LOAN AGREEMENT

THIS LOAN AGREEMENT (hereinafter referred to as "Agreement") is made and entered into on this 2nd day of October 2018, by and between Jet Aviation Corp., a Florida Corp. located at 8411 West Oakland Park Blvd. Suite 201 Sunrise, FL 33351 (hereinafter referred to as "Debtor") and Dan Oran, a Florida Resident, located at 8411 West Oakland Park Blvd. Suite 201 Sunrise, FL 33351 (hereinafter referred to as "Secured Party").

RECITALS:

A. WHEREAS, Debtor is a C Corp. located in Florida, and

B. WHEREAS, Debtor desires to borrow working capital, and

C. WHEREAS, Secured Party desires to loan working capital to Debtor,

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto hereby agree as follows:

1. Loan. Secured Party hereby lends to Debtor, receipt of which is hereby acknowledged, the sum of $ 10,000 payable to Debtor with the execution of this Agreement. Said $ 10,000 shall be due and payable upon demand by Secured Party together with 5% interest

2. Loan Documents.

a) Execution and delivery by Debtor. Debtor hereby agrees to execute, by and through its authorized representatives, and to deliver to Secured Party, this Secured Loan Agreement

3. Grant of Lien. Debtor hereby grants to Secured Party a continuing lien against all assets now or in the future to secure the payment and performance of each and every obligation, liability and undertaking of Debtor under this Secured Loan Agreement and Debtor hereby represents and warrants to secured Party that Debtor is or, after acquisition by Debtor, has all requisite power and authority to execute and deliver this Agreement and to grant to Secured Party a lien in all assets now or in the future thereof.

4. No Other Security Interests/Liens. No financing statement or lien covering the assets has been given or filed by Debtor with any filing officer, and the said assets are or will be free from any adverse liens, security interests, claims or encumbrances of any kind.

5. Taxes and Assessments. All taxes, assessments and other governmental charges including Florida State sales tax, county property tax, and license and registration fees upon the assets will, to the best of Debtor's knowledge, have been paid and shall continue to be paid as they become due and payable.

6. Substitution of Collateral. Secured Party consents and acknowledges that Debtor, from time to time, may sell, transfer or assign assets. Secured Party further agrees to cooperate with

and to execute and deliver to Debtor such additional documents as may be necessary to sell or otherwise dispose of any of the assets provided Debtor, within a reasonable time, replaces such asset(s) with other asset(s) of equal or greater value and lists Secured Party as the sole lien holder on the titles to any such replacement assets.

7. Evidence of Title. Debtor shall, within ten (10) days after the receipt thereof, deliver to Secured Party copies of any and all title and/or registration documents relating to any of the assets covered by this Agreement showing Secured Party as the sole lien holder. Debtor shall not further mortgage, pledge, grant or permit to exist any lien against or security interest in, or encumbrance on, any of the assets without the prior written consent of Secured Party.

8. Insurance. Debtor shall maintain at Debtor's or expense, proper insurance coverage on the assets covered by this Agreement upon terms and with limits of standard coverage of the assets.

9. Licenses and Permits. Debtor shall keep in effect all licenses, permits and franchises required by law or contract relating to the assets and shall pay, when due, all fees and other charges pertaining thereto.

10. Default Provision. In case of default by Debtor in the payment of any payment to Secured Party and in the case of a failure to keep and perform any of the covenants and agreements contained in this Secured Loan Agreement, this Secured Loan Agreement shall at once become null and void at the option of the Secured Party and the Agreement shall become due and payable and may be collected without notice, together with the accrued interest at the maximum permitted by law per annum , anything in this agreement to the contrary notwithstanding

11. Miscellaneous.

(a) Entire Agreement. This Agreement, together with all of the documents/instruments listed herein constitutes the entire agreement between the parties. There are no terms, obligations, covenants, representatives, statements, or conditions between the parties, other than those contained herein. No variations or modifications of this Agreement or waiver of any of the terms or provisions hereof shall be deemed valid unless in writing and signed by both parties.

(b) Grace Period. In the event of a non-monetary default, Debtor shall have ten (10) days after receipt of written notice thereof from Secured Party in which to cure such default.

(c) Amendments. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally and may only be modified or amended by an instrument in writing, signed by Secured Party and Debtor.

(d) Binding Effect. This Agreement shall be binding upon Debtor and Debtor's successors and assigns. This Agreement shall inure to the benefit of Secured Party, and Secured Party's heirs, personal representatives, successors and assigns.

(e) Notices. Except as otherwise provided herein, all notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered or, if mailed,

then when mailed, if mailed by registered or certified mail, postage prepaid, addressed as follows:

If to Secured Party, to:

Dan Oran
8411 West Oakland Park Blvd.
Suite 201
Sunrise, FL 33351

If to Debtor, to:

Jet Aviation Corp.
8411 West Oakland Park Blvd.
Suite 201
Sunrise, FL 33351

Such addresses may be changed by notice to the other parties given in the same manner as above provided. Any notice given hereunder shall be deemed given as of the date delivered or mailed.

(f) Severability. If any term or provision of this Agreement shall, to any extent, be determined by a court of competent jurisdiction to be void, voidable or unenforceable, such void, voidable or unenforceable term or
provision shall not affect any other term or provision of this Agreement.

(g) Governing Law. This Agreement and all matters relating hereto shall be governed by, construed and interpreted in accordance with the laws of the State of Florida, County of Broward.

(h) Termination. This Agreement shall terminate upon the full and complete performance and satisfaction by Debtor of all of its obligations to Secured Party under this Agreement or any other instrument referred to herein requiring performance by Debtor.

IN WITNESS WHEREOF, Debtor and Secured Party have executed this Secured Loan Agreement effective as of the date first above written.

DEBTOR:

Jet Aviation Corp.

By:______________________
Dan Oran, CEO

SECURED PARTY:

Dan Oran

By:______________________
Dan Oran

הלוואה [illegible]

PNC BANK

001

OAKLAND PARK AND UNIVERSITY (262)
3260 North University Drive
Sunrise, FL, 33351
Cashbox 05

Business Date		OCT 2, 2018
Calendar Date		OCT 2, 2018
		09:34

Deposit

Transaction Number		00012
Account Type		Checking/Savings
Account Number		XXXXXX0731
Transaction Amount	$	10,000.00
Check Amount	$	10,000.00

This deposit or payment is accepted subject to verification and to the rules and regulations of this bank. Deposits may not be available for immediate withdrawal. Receipt should be held until verified with your statement.

FOR MORE INFORMATION AND EXAMPLES OF WHEN DEPOSITS BECOME AVAILABLE, GO TO WWW.PNC.COM/BANKWISELY